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Exhibit 7.3

        DTC Notes:    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM.]

        Rule 144A Notes:    [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK MELLON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED IN THIS SECURITY, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

        Reg S Notes:    [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUISITION OF THIS SECURITY, AGREES THAT, PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT), NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR

OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF THE INDENTURE REFERRED TO HEREIN.

        THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THE NOTES.

        WITH RESPECT TO ANY SECURITY THAT IS SOLD PURSUANT TO THE ORIGINAL DISTRIBUTION IN CANADA, UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE DATE ON WHICH THIS SECURITY IS ISSUED.]

FAIRFAX FINANCIAL HOLDINGS LIMITED
(Organized under the laws of Canada)

4.625% SENIOR NOTES DUE 2030

US$
No.	CUSIP:
ISIN:

        Fairfax Financial Holdings Limited, a corporation duly organized and existing under the laws of Canada (herein called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                , or its registered assigns, the principal sum of                 (US$            ) (as may be modified by the Schedule of Increases and Decreases of Global Securities attached here) on April 29, 2030 at the office or agency of the Corporation maintained for such purpose in The City of New York, and to pay interest semi-annually in arrears, on April 29 and October 29 in each year (each, an "Interest Payment Date"), commencing                , from April 29, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 4.625% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustees (as defined below), notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture.

        Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months.

        Interest on this Security is subject to any Additional Amounts (as defined below) or Additional Interest (as defined below) that may be payable thereon (as described herein).

        This Security is one of the duly authorized Securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under an indenture dated as of December 1, 1993 (the "Base Indenture"), among the Corporation, The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York, as the successor U.S. trustee (herein called the "U.S. Trustee", which term includes any successor U.S. trustee under the Indenture with respect to the Securities in this series), and BNY Trust Company of Canada, a trust company duly incorporated and existing under the laws of Canada, as the successor Canadian trustee (herein called the "Canadian Trustee", which term includes any successor

Canadian trustee under the Indenture with respect to the Securities of this series, and, collectively with the U.S. Trustee, the "Trustees") as amended by a supplemental indenture dated as of May 9, 2011 (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture") to which is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Corporation, the Trustees and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated as 4.625% Senior Notes due 2030, unlimited in aggregate principal amount. Additional Securities of this series may be issued by the Corporation from time to time.

        The Securities of this series will be direct, unsecured obligations of the Corporation and will rank equally and ratably with all of the Corporation's other unsecured and unsubordinated indebtedness. The Securities of this series will rank among themselves equally and ratably without preference or priority. The Indenture permits the Corporation from time to time, without notice to or the consent of the Holders of any series of the Securities issued under the Indenture, to create and issue further Securities of this series ranking pari passu with such Securities in all respects and having the same terms as such Securities (except for the issue date, issue price and initial Interest Payment Date following the issue date of such further Securities) and so that such further Securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, the Securities of this series; provided that such further Securities will not be issued with the same CUSIP and/or ISIN numbers as this Security unless such further Securities are fungible with this Security for U.S. federal income tax purposes. Any such further Securities shall include any Exchange Securities to be issued in connection with an Exchange Offer (each as defined below under "Registration Rights"), provided that such Exchange Securities shall not be "Exempted Securities" within the meaning of the Indenture and shall not bear the Securities Act legends provided for in Section 204 of the Indenture, and the "Registration Rights" section below (including any Additional Interest (as defined in such section)) shall not apply to such Exchange Securities.

        The Securities of this series are not redeemable at the option of the Holder prior to maturity and are not subject to the operation of any sinking fund.

Optional Redemption

        The Securities of this series are redeemable at any time prior to January 29, 2030 (the "Par Call Date"), at the option of the Corporation, in whole at any time or in part from time to time, on not less than 15 days' nor more than 60 days' prior notice to each Holder of such Securities, upon payment of a Redemption Price equal to the greater of (1) 100% of the principal amount of such Securities to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal of and interest on such Securities that would be due if such Securities matured on the Par Call Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the "Make Whole Amount"), plus, in each case, accrued and unpaid interest to, but excluding, the Redemption Date. The Corporation will pay any interest due on an Interest Payment Date that occurs on or prior to a Redemption Date to the registered Holders of the Securities of this series as of the close of business on the Regular Record Date immediately preceding that Interest Payment Date.

        The Securities of this series will be redeemable at any time on or after the Par Call Date, at the option of the Corporation, in whole at any time or in part from time to time, on not less than 15 days' nor more than 60 days' prior notice to each Holder, upon payment of a Redemption Price equal to par, together with accrued and unpaid interest to, but excluding, the Redemption Date.

        For purposes of determining the Make Whole Amount, the following definitions apply:

        "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities of this series from the applicable Redemption Date to the Par Call Date (the "Remaining Life") of such Securities to be redeemed that would be utilized at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Securities to be redeemed.

        "Comparable Treasury Price" means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (2) if the Quotation Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of any such Reference Treasury Dealer Quotations.

        "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation.

        "Reference Treasury Dealer" means (i) BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and BMO Capital Markets Corp. (or their affiliates that are Primary Treasury Dealers) and their successors; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in the United States of America (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Corporation.

        "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent or interpolated (on a day-count basis) yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

Payment of Additional Amounts

        All payments made by the Corporation under or with respect to the Securities of this series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Corporation is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Corporation is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities of this series, the Corporation will pay as interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of such Securities or the beneficial owner thereof (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts shall be payable with respect to: (a) any payment made to a Holder of the Securities of this series or beneficial owner who is liable for such Taxes in respect of such Securities, (i) by reason of such Holder or beneficial owner, or any other Person entitled to payments on the Securities of this series, being a person with which the Corporation does not deal at arm's length (within the meaning of the Income Tax Act (Canada) (the "Canadian Tax Act")), (ii) by reason of such Holder or beneficial owner being a "specified shareholder" of the Corporation or not dealing at arm's length with a "specified shareholder" of the Corporation (as defined in subsection 18(5) of the Canadian Tax Act), (iii) by reason of the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein or agency thereof or therein other than the mere acquisition, holding, use or ownership or deemed holding, use or ownership, or receiving payments or enforcing any rights in respect of such Securities as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein or agency thereof or therein, or (iv) by reason of such Holder or beneficial owner's failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a pre-condition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes, in each case, to the extent such Holder or beneficial owner is legally entitled to such exemption or reduction; (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar Taxes; (c) any Securities of this series presented for payment more than 15 days after the date on which such payment or such Securities became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to such Additional Amounts had such Securities been presented on the last day of such 15-day period); (d) any withholding or deduction imposed on a payment to a Holder or beneficial owner pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any successor version thereof, or as amended or any successor version thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or official guidance, adopted pursuant to any intergovernmental agreement among governmental authorities entered into in connection with the implementation of the foregoing, and including for greater certainty, Part XVIII and Part XIX of the Canadian Tax Act ("FATCA"), or any Taxes or penalties that arise from the Holder or beneficial owner's failure to properly comply with its obligations with respect to FATCA or the Canada United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada); (e) any Taxes which are payable otherwise than by withholding or deduction from any payment made under or with respect to the Securities of this series; or (f) any combination of the foregoing clauses (a) to (e); nor shall such Additional Amounts be paid with respect to any payment on any Security of this series to a Holder or beneficial owner who is a fiduciary or partnership or, other than the sole beneficial owner of such Security, to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to receive a payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner received directly its beneficial or distributive share of such payment (collectively, "Excluded Taxes"). The Corporation shall also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Upon the written request of the U.S. Trustee or a Holder of Securities of this series, the Corporation shall furnish, as soon as reasonably practicable, to the U.S. Trustee or such Holder of Securities, as applicable, certified copies of tax receipts evidencing such payment by the Corporation. The Corporation shall indemnify and hold harmless each Holder of Securities of this series and any beneficial owner thereof and, upon written request of any such Holder or beneficial owner, reimburse such Holder or beneficial owner for the amount of (i) any such Taxes (other than Excluded Taxes) so levied or imposed and paid by such Holder or beneficial owner as a result of any failure of the Corporation to withhold, deduct or remit to the relevant tax authority, on a timely basis, the full amounts required under applicable law; and (ii) any such Taxes (other than Excluded Taxes) so levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such Holder or beneficial owner after such reimbursement would not be less than the net amount such Holder or beneficial owner would have received if such Taxes (other than Excluded Taxes) on such reimbursement had not been imposed.

        Whenever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), Redemption Price, interest or any other amount payable under or with respect to the Securities of this series, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption for Tax Reasons

        In the event that the Corporation has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Securities of this series, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) or treaties of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws, regulations or treaties, which change is announced and becomes effective on or after the date of issuance of the Securities of this series, then the Corporation may at any time at the Corporation's option redeem the Securities of this series, in whole, but not in part, at a Redemption Price equal to 100% of their principal amount, plus any interest accrued but not paid to but excluding the Redemption Date and any additional amounts due and payable on the Notes up to but excluding the Redemption Date.

        If the Corporation exercises its option to redeem the Securities of this series, the Corporation will deliver to the trustee a certificate signed by an authorized officer stating that the Company is entitled to redeem the Notes to the effect that the circumstances described above exist.

Selection and Notice of Redemption

        In the event that the Corporation chooses to redeem less than all of the Securities of this series, selection of such Securities for redemption will be made by the U.S. Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method in accordance with DTC's procedures.

        No Securities of this series of a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption of Securities of this series held in definitive registered form will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of such Securities to be redeemed at its registered address. Notice of redemption of Securities of this series held in the form of global certificates will be given to DTC in accordance with its applicable procedures (or the procedures of any successor depositary) at least 15 days but not more than 60 days before the Redemption Date. If any Security of this series is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security of this series in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

Applicability of Article Eight of the Indenture

        Article Eight shall apply to the Securities of this series; provided that Section 801 shall be modified as set forth below (changes indicated in bold and underline):

        "Section 801. Corporation May Consolidate, etc. Only on Certain Terms.

        The Corporation shall not amalgamate or consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless:

  1.
  the corporation formed by such amalgamation or consolidation or into which the Corporation is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets (if other than the Corporation) of the Corporation substantially as an entirety (A) shall be a corporation, partnership, company or trust organized and validly existing under the laws of Canada or any province thereof or the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustees, in form satisfactory to the Trustees, the Corporation's obligation for the due and punctual payment of the principal of (and premium, if any, on) and interest on all the Outstanding Securities, all other amounts payable by the Corporation pursuant to the Indenture and the performance and observance of every covenant of this Indenture on the part of the Corporation to be performed or observed;

  2.
  immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing; and

  3.
  the Corporation has delivered to the Trustees an Officers' Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

    This Section shall only apply to a merger or consolidation in which the Corporation is not the surviving corporation and to conveyances, leases and transfer by the Corporation as transferor or lessor."

Registration Rights

        Holders of the Securities of this series shall have the benefits of a registration rights agreement, dated as of the issue date of such Securities, between the Corporation and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BMO Capital Markets Corp. and RBC Capital Markets, LLC, as representatives of the initial purchasers (the "Registration Rights Agreement"), pursuant to which the Corporation has agreed to file a registration statement for an exchange offer (an "Exchange Offer") of the Securities of this series for new Securities (the "Exchange Securities"), identical in all material respects to this

Security, except that the Exchange Securities will be registered under the Securities Act, and the transfer restrictions and registration rights relating to this Security will not apply to the Exchange Securities, or in certain circumstances, a shelf registration statement for the resale of the Securities of this series. In the event of a Registration Default (as defined in the Registration Rights Agreement), additional interest ("Additional Interest") will accrue on this Security at a rate of 0.25% per annum for the first 90-day period of such Registration Default, increasing by an additional 0.25% per annum for each successive 90-day period of such Registration Default, for maximum Additional Interest of 0.50% per annum.

        Upon the completion of the Exchange Offer in accordance with the Registration Rights Agreement, the Corporation shall issue and, upon receipt of a written order of the Corporation in accordance with Section 303 of the Indenture, one of the Trustees shall authenticate (i) one or more Exchange Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Regulation S Global Security and/or Restricted Global Security representing Securities of this series accepted for exchange by the Corporation, all as set forth in the written instructions of the Corporation. Concurrently with the issuance of such Exchange Securities, the applicable Trustee shall cause the aggregate principal amount of the Regulation S Global Security and/or Restricted Global Security representing Securities of this series accepted for exchange by the Corporation to be reduced in accordance with the beneficial interests tendered in the Exchange Offer in accordance with the procedures of the DTC (or the procedures of any successor depositary). The Exchange Securities shall not be deemed "Exempted Securities" within the meaning of the Indenture and shall not bear the Securities Act legends provided for in Section 204 of the Indenture, and the paragraph above (including any Additional Interest) shall not apply to such Exchange Securities.

        In the event the Corporation is required to pay Additional Interest pursuant to any Registration Rights Agreement, the Corporation will provide written notice to the Trustees of the Corporation's obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of Additional Interest to be paid by the Corporation. Neither of the Trustees shall at any time be under any duty or responsibility to the Corporation, any Holders or any other Person to determine whether such Additional Interest is payable or the amount thereof.

Events of Default

        The Event of Default in respect of this series of Securities are as set forth in Section 501 of the Indenture, except that the Event of Default set forth in Section 501(5) shall be modified as set forth below (changes indicated in bold and underline):

        "(5) (A) there shall have occurred a default by the Corporation in the payment, at the stated maturity, of any Debt (including a default with respect to Securities of any series other than that series) in an amount in excess of US$25,000,000 outstanding under or evidenced by any single indenture or instrument (including this Indenture), whether such Debt now exists or shall hereafter be created, and such default shall have continued after any applicable grace period and shall not have been cured or waived or (B) Debt of the Corporation in an amount in excess of US$25,000,000 outstanding under or evidenced by any single indenture or instrument (including this Indenture), whether such Debt now exists or shall hereafter be created, shall have been accelerated or otherwise declared due and payable prior to the stated maturity thereof, and such Debt shall not have been discharged, or such acceleration shall not have been rescinded or annulled, within 10 days after notice thereof shall have been given, by registered or certified mail, to the Corporation by the U.S. Trustee, or to the corporation and the Trustees by the Holders of at least 25% in aggregate principal amount of all of the Securities of the series to which this Section 501(5) applies and are at the time Outstanding; or"

        If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications and Amendments

        The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustees to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the

Holders of the Securities under the Indenture with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities to be affected. The Indenture also permits the Holders of not less than a majority in principal amount of all Outstanding Securities affected, on behalf of the Holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture. In addition, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all of the Securities of such series (or, in some cases, the Holders of not less than a majority in principal amount of all Outstanding Securities, on behalf of the Holders of all such Securities) may waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or any such other Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security as herein provided and at the place, rate and respective times, and in the coin or currency, herein and in the Indenture prescribed.

Registration; Transfer and Exchange

        As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation, the Security Registrar and any transfer agent duly executed by, the Holder hereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank reasonably acceptable to the Security Registrar or by a member of a national securities exchange, and thereupon one or more new Securities of this series for the same aggregate principal amount will be issued to the designated transferee or transferees.

        The Securities of this series are issuable only in registered form without coupons in minimum denominations of US$2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustees and any agent of the Corporation or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Corporation, the Trustees nor any such agent shall be affected by notice to the contrary.

        If at any time, (i) DTC or any successor depository notifies the Corporation that it is unwilling or unable to continue as depository for the Securities of this series or if at any time DTC or any successor depository shall no longer be registered as a clearing agency, or in good standing, under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depository registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be or (ii) the Corporation determines that the Securities of this series shall no longer be represented by a global Security or Securities, then in such event, the Corporation will execute and either of the Trustees will authenticate and deliver Securities of this series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as DTC or any successor depository, pursuant to instructions from its direct or indirect participants or otherwise shall instruct such Trustee. Such Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

Defined Terms

        Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any term of this Security conflicts with any term of the Indenture, the term of this Security shall supersede and replace the applicable term of the Indenture with respect to the Securities of this series (but not the Securities of any other series). Each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture.

Governing Law

        This Security shall be governed by and construed in accordance with the laws of the State of New York.

Authentication

        Unless the certificate of authentication hereon has been manually executed by or on behalf of either the U.S. Trustee or the Canadian Trustee, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

        IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:                    , 2020

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:
	Name:	Jennifer Allen
	Title:	Vice President and Chief Financial Officer

Attest:	Peter Clarke Vice President and Chief Operating Officer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
(Certificate of Authentication may be
executed by either Trustee)

        This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as U.S. Trustee
By:	Authorized Signature

[Signature Page]

 SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security: US$

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

QuickLinks

  Exhibit 7.3
FAIRFAX FINANCIAL HOLDINGS LIMITED (Organized under the laws of Canada)
TRUSTEE'S CERTIFICATE OF AUTHENTICATION (Certificate of Authentication may be executed by either Trustee)
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY